Exhibit 10.1

ELEVENTH AMENDMENT TO LOAN, GUARANTY AND SECURITY AGREEMENT
This ELEVENTH AMENDMENT TO LOAN, GUARANTY AND SECURITY AGREEMENT (this “Amendment”) is dated as of October 31, 2016, and is entered into by and among TURTLE BEACH CORPORATION, a Nevada corporation, formerly known as Parametric Sound Corporation (“Parent”), VOYETRA TURTLE BEACH, INC., a Delaware corporation (“Voyetra”; and together with Parent, individually, “US Borrower,” and individually and collectively, jointly and severally, “US Borrowers”), TURTLE BEACH EUROPE LIMITED, a company limited by shares and incorporated in England and Wales with company number 03819186 (“Turtle Beach,” also referred to hereinafter as “UK Borrower”; and together with US Borrowers, individually, “Borrower,” and individually and collectively, “Borrowers”), VTB HOLDINGS, INC., a Delaware corporation (“VTB” or “US Guarantor”; and together with US Borrowers, individually, a “UK Guarantor,” and individually and collectively, jointly and severally, “UK Guarantors”; UK Guarantors and US Guarantor, individually, a “Guarantor,” and individually and collectively, “Guarantors”), the financial institutions party hereto as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as administrative agent, collateral agent and security trustee for Lenders (in such capacities, together with its successors and assigns in such capacities, “Agent”).
WHEREAS, Borrowers, Guarantors, Agent, and Lenders have entered into that certain Loan, Guaranty and Security Agreement (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”), dated as of March 31, 2014; and
WHEREAS, Borrowers have requested that Agent and Lenders agree to enter into certain amendments to the Loan Agreement.
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Loan Agreement and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings set forth in the Loan Agreement, as amended hereby.
ARTICLE II
AMENDMENTS TO LOAN AGREEMENT
2.01.    New/Amended Definitions.
(a)    Section 1.1 of the Loan Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical order therein:
Eleventh Amendment: that certain Eleventh Amendment to Loan, Guaranty and Security Agreement, dated as of October 31, 2016, by and among Borrowers, Guarantors, Lenders and Agent.
Eleventh Amendment Effective Date: as defined in the Eleventh Amendment.

Hypersound Division Foxconn Expenditures: Obligors’ payments to, or other expenditures in respect of, Foxconn Technology Group and/or its Affiliates in respect of the Hypersound Division for the applicable period, all calculated in a manner reasonably acceptable to Agent.
Hypersound Division Net Operating Disbursements: Obligors’ actual disbursements in respect of the Hypersound Division (other than the Hypersound Division Foxconn Expenditures) for the applicable period, net of any cash collections of the Hypersound Division for such period, all calculated in a manner reasonably acceptable to Agent.
Specified Capital Contribution: as defined in Section 10.1.14 hereof.
Temporary Availability Block Reduction Conditions: Each of the following conditions are satisfied: (A) no Default or Event of Default has occurred and is continuing, (B) Obligors are in compliance with all of the financial covenants contained in Section 10.3, and (C) Borrowers shall have delivered to Agent all of the financial statements and Compliance Certificates required to be delivered pursuant to Sections 10.1.2(a), (b) and (c).
Third Lien Subordinated Notes (Eleventh Amendment): certain secured subordinated promissory note(s), made by Borrowers in favor of Third Lien Creditors in the principal amount of $2,000,000 and incurred by Borrowers to fund the Specified Equity Contribution required under Section 10.1.14, in the form attached to the Eleventh Amendment as Annex II.
(b)    The definition of “Cash Flow Reporting Change Date” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety.
(c)    Clause (c) of the definition of “EBITDA” set forth in Section 1.1 of the Loan Agreement is hereby amended by (i) deleting the text “and” appearing before sub-clause (iv) in such clause (c) and inserting a comma (“,”) in lieu thereof and (ii) inserting the following text immediately before the period at the end of such clause (c):
“and (v) any non-cash charges (including reserves) relating to the reduction or discontinuation of operations of or the sale of all or any portion of the business of the Hypersound Division including the reclassification of the Hypersound Division as a discontinued operation, in each case as required under GAAP”
(d)    The definition of “Eligible Account” set forth in Section 1.1 of the Loan Agreement is hereby amended by deleting clause (c) thereof in its entirety and inserting the following clause (c) in lieu thereof:
(c) when aggregated with other Accounts owing by the Account Debtor, it exceeds 15% of the aggregate Eligible Accounts (or (x) with respect to such Accounts owed to a US Borrower, 55% with respect to Accounts owed by Gamestop and 40% with respect to Accounts owed by Target, Best Buy, Amazon, Walmart and Solutions 2 Go, Inc. (Canada), and (y) with respect to such Accounts owed to UK Borrower, 40% with respect to Accounts owed by Argos and Amazon, or in any case, such higher percentage as Agent may establish for such or any other Account Debtor from time to time);
(e)    The definition of “Headset Division EBITDA” set forth in Section 1.1 of the Loan Agreement is hereby amended by deleting the words “January 2016 Projections” contained therein and substituting the words “October 21, 2016 Projections” in lieu thereof.

(f)    The definition of “Hypersound Division EBITDA” set forth in Section 1.1 of the Loan Agreement is hereby amended by deleting the words “January 2016 Projections” contained therein and substituting the words “October 21, 2016 Projections” in lieu thereof.
(g)    The definition of “Seasonal Availability Block” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
Seasonal Availability Block: (i) for the period commencing on (and including) February 15 of each calendar year and ending on (and including) March 16 of such calendar year (other than for calendar year 2017, as set forth in clause (ii) hereof), $8,000,000, (ii) for the period commencing on (and including) February 15, 2017, through (and including) March 16, 2017, zero (0), and (iii) at all other times, zero (0).
(h)    The definition of “Temporary Availability Block” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
Temporary Availability Block: As of the Eleventh Amendment Effective Date, $6,000,0000; provided that as of the later of (a) March 1, 2017, or (b) the filing date of Parent’s Form 10-K with the Securities and Exchange Commission for its Fiscal Year ending December 31, 2016, so long as the Temporary Availability Block Reduction Conditions are satisfied on such later date, the Temporary Availability Block shall be an amount equal to the lesser of (i) 6,000,000 and (ii) 12.5% of the US Borrowing Base (prior to giving effect to the Temporary Availability Block and the Seasonal Availability Block, i.e., the gross U.S. Borrowing Base); provided that if the result of this clause (b) is less than $4,000,000, then the result of this clause (b) shall be $4,000,000.
(i)    The definition of “Third Lien Subordinated Notes” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
Third Lien Subordinated Notes: certain secured subordinated promissory note(s), made by Borrowers in favor of Third Lien Creditors, in form and substance, and on terms, satisfactory to Agent, and the Third Lien Subordinated Notes (Eleventh Amendment), as each of the same may from time to time be amended, restated, amended and restated, supplemented, refinanced, replaced or otherwise modified in accordance with the terms of this Agreement and the Third Lien Subordination Agreement.
(j)    The definition of “UK Revolver Commitment” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
UK Revolver Commitment: for any UK Lender, its obligation to make UK Revolver Loans and to participate in UK LC Obligations up to the maximum principal Dollar Equivalent amount in the applicable Available Currencies equal to its UK Commitment Percentage of the aggregate amount of all UK Revolver Commitments, which are shown on Schedule 1.1 as of the Eleventh Amendment Effective Date, or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party.
(k)    The definition of “US Revolver Commitment” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

US Revolver Commitment: for any US Lender, its obligation to make US Revolver Loans and to participate in US LC Obligations up to the maximum principal amount in US Dollars equal to its US Commitment Percentage of the aggregate amount of all US Revolver Commitments, which are shown on Schedule 1.1 as of the Eleventh Amendment Effective Date, or as hereafter modified pursuant to Section 2.1.8 or an Assignment and Acceptance to which it is a party.
(l)    The definition of “US Special Loan Amount” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
US Special Loan Amount: the amount of Seven Million Six Hundred Ninety One Thousand Five Hundred Eighty Six Dollars and Ninety-Three Cents ($7,691,586.93) which amount shall be reduced monthly on the first day of each month in consecutive monthly installments of $213,655.19, commencing on April 1, 2015, until the US Special Advance Loan Period, on which date the US Special Loan Amount shall be reduced to $0; provided that such monthly installments shall not be required to be paid as of the Eleventh Amendment Effective Date through the month ending April 30, 2017.
(m)    The definition of “US Special Advance Loan Period” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
US Special Advance Loan Period: the period commencing on the date the US Special Advance Loan is advanced and ending on the earlier of (a) October 1, 2018, and (b) such other date as approved by Agent in writing.
2.02.    Amendment to Section 10.1. Section 10.1 of the Loan Agreement is hereby amended to insert the following new Section 10.1.14 immediately after Section 10.1.13 contained therein:
10.1.14.        Specified Capital Contribution. If, at any time, the average Availability reflected on the four (4) most recent weekly Borrowing Base Certificates delivered pursuant to Section 8.1 is less than $3,000,000 (determined with any payables paid in accordance with Borrowers’ historical practices, and leases, payments due under other Debt and taxes being paid currently (excluding any good faith disputes)), US Obligors shall, within twelve (12) Business Days, receive net proceeds equal to $2,000,000 in the form of Subordinated Debt incurred under the Third Lien Subordinated Notes (Eleventh Amendment) (the “Specified Capital Contribution”) and the related Third Lien Loan Documents, which shall be in the form attached to the Eleventh Amendment as Annex II. Such Specified Capital Contribution shall be applied to the US Revolver Loans (or, to the extent that the US Revolver Loans have been reduced to zero, to US Obligors’ operating account).
2.03.    Amendments to Section 10.3. Section 10.3 of the Loan Agreement is hereby amended as set forth below:
(a)    Section 10.3.1 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
EBITDA. Commencing with the month ending October 31, 2016, maintain an EBITDA for Parent and its Subsidiaries on a consolidated basis (measured monthly as of the last day of each month for the trailing twelve-month period then-ended), but excluding any Hypersound Division

EBITDA for such period, in an amount not less than the amount set forth in the table below opposite such date:

Testing Date	Required EBITDA
October 31, 2016	$12,617,000
November 30, 2016	$11,268,000
December 31, 2016	$13,246,000
January 31, 2017	$13,211,000
February 28, 2017	$12,747,000
March 31, 2017	$12,651,000
April 30, 2017	$11,041,000
May 31, 2017	$10,992,000
June 30, 2017	$11,941,000
July 31, 2017	$10,527,000
August 31, 2017	$9,767,000
September 30, 2017	$10,707,000
October 31, 2017	$10,806,000
November 30, 2017	$12,483,000
December 31, 2017	$12,101,000
January 31, 2018, February 28, 2018, and March 31, 2018	$12,150,000
April 30, 2018, May 31, 2018, and June 30, 2018	$12,175,000
July 31, 2018, August 31, 2018, and September 30, 2018	$12,200,000
October 31, 2018, and November 30, 2018	$12,225,000
December 31, 2018, and the last day of each month thereafter	$12,500,000

(b)    Section 10.3.5 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
10.3.5    [Reserved].
(c)    Section 10.3.6 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

10.3.6    Hypersound Division Net Operating Disbursements.
(a)    Commencing with the month ending October 31, 2016, not permit Hypersound Division Net Operating Disbursements to be greater than the amount set forth below for each period ending on the last day of each month referenced below, measured on a period-to-date basis commencing on October 1, 2016, and ending on the last day of each such month:

Month-Ending Testing Date	Hypersound Division Net Operating Disbursements
October 31, 2016	$806,000
November 30, 2016	$1,300,000
December 31, 2016	$1,767,000
January 31, 2017	$2,060,000
February 28, 2017	$2,422,000
March 31, 2017	$2,789,000
April 30, 2017	$2,917,000
May 31, 2017	$3,053,000
June 30, 2017	$3,244,000
July 31, 2017	$3,410,000
August 31, 2017	$3,441,000
September 30, 2017, and the end of each calendar month thereafter	$3,472,000
(b)    Commencing with the month ending October 31, 2016, not permit Hypersound Division Foxconn Expenditures to be greater than the amount set forth below for each period ending on the last day of each month referenced below, measured on a period-to-date basis commencing on October 1, 2016, and ending on the last day of each such month:

Month-Ending Testing Date	Hypersound Division Foxconn Expenditures
October 31, 2016	$237,000
November 30, 2016	$311,000
December 31, 2016	$1,380,000
January 31, 2017	$1,399,000
February 28, 2017	$1,418,000
March 31, 2017	$1,935,000
April 30, 2017	$2,172,000
May 31, 2017	$2,409,000
June 30, 2017	$2,644,000
July 31, 2017	$2,878,000
August 31, 2017	$3,112,000
September 30, 2017	$3,841,000
October 31, 2017	$4,070,000
November 30, 2017	$4,297,000
December 31, 2017, and the end of each calendar month thereafter	$4,523,000

2.04.    Amendments to Section 12.1. Clause (c) of Section 12.1 of the Loan Agreement is hereby amended to insert the text “10.1.14,” immediately after the text “10.1.2,” set forth therein.
2.05.    Amendment to Schedule 1.1. Schedule 1.1 to the Loan Agreement is hereby deleted in its entirety and Schedule 1.1 attached hereto is hereby inserted in lieu thereof.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each Obligor hereby represents and warrants to Agent and each Lender, as of the date hereof, as follows:
3.01.    Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in Section 9 of the Loan Agreement and in each other Loan Document are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date.
3.02.    No Defaults. After giving effect to this Amendment, each Obligor is in compliance with all terms and conditions of the Loan Agreement and the other Loan Documents on its part to be observed and performed and no Default or Event of Default has occurred and is continuing.
3.03.    Authority and Pending Actions. The execution, delivery, and performance by each Obligor of this Amendment has been duly authorized by each such Obligor (as applicable) and there is no action pending or any judgment, order, or decree in effect which is likely to restrain, prevent, or impose materially adverse conditions upon the performance by any Obligor of its obligations under the Loan Agreement or the other Loan Documents.
3.04.    Enforceability. This Amendment constitutes the legal, valid, and binding obligation of each Obligor, enforceable against each such Obligor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles.
ARTICLE IV
CONDITIONS PRECEDENT AND FURTHER ACTIONS
4.01.    Conditions Precedent. This Amendment shall not be binding upon Agent, Lenders or any Obligor until each of the following conditions precedent have been satisfied in form and substance satisfactory to Agent (such date, the “Eleventh Amendment Effective Date”):
(a)    The representations and warranties contained herein and in the Loan Agreement, as amended hereby, shall be true and correct in all material respects as of the date hereof, after giving effect to this Amendment, as if made on such date, except for such representations and warranties limited by their terms to a specific date;
(b)    Each Obligor shall have delivered to Agent duly executed counterparts of this Amendment which, when taken together, bear the authorized signatures of Obligors, Agent and Lenders;

(c)    Obligors shall have delivered to Agent a fully-executed copy of an amendment to the Term Loan Agreement substantially similar to this Amendment (the “Fifth Amendment to Term Loan Agreement”) and otherwise acceptable to Agent and Lenders;
(d)    Agent shall have received a fully-executed and effective amendment to the Intercreditor Agreement in form and substance satisfactory to Agent and Lenders;
(e)    Obligors shall have delivered to Agent a fully-executed and effective Capital Contribution Agreement and each other agreement, instrument or other document executed in connection with the Specified Capital Contribution contemplated thereby, each in form, substance and on terms, satisfactory to Agent; and
(f)    Obligors shall have paid to Agent, for the benefit of itself and Lenders, $150,000 in immediately available funds (the “Eleventh Amendment Fee”). Each Obligor hereby expressly agrees and acknowledges that the Eleventh Amendment Fee is fully earned and due and payable on the Eleventh Amendment Effective Date.
4.02.    Further Actions. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to affect the purposes of this Amendment.
ARTICLE V
[RESERVED]
ARTICLE VI
COSTS AND EXPENSES
6.01.    Without limiting the terms and conditions of the Loan Documents, notwithstanding anything in the Loan Documents to the contrary, Obligors jointly and severally agree to pay on demand: (a) all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant to this Amendment and any and all subsequent amendments, modifications, and supplements to this Amendment, including, without limitation, the reasonable costs and fees of Agent’s legal counsel; and (b) all reasonable costs and expenses reasonably incurred by Agent in connection with the enforcement or preservation of any rights under the Loan Agreement, this Amendment, and/or the other Loan Documents, including, without limitation, the reasonable costs and fees of Agent’s legal counsel.

ARTICLE VII
MISCELLANEOUS
7.01.    No Course of Dealing. The amendments and consents set forth herein are a one-time accommodation only and relate only to the matters set forth in Article II herein. The amendments and consents are not amendments or consents to any other deviation of the terms and conditions of the Loan Agreement or any other Loan Document unless otherwise expressly agreed to by Agent and Lenders in writing.
7.02.    Cross-References. References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.
7.03.    Instrument Pursuant to Loan Agreement. This Amendment is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with the terms and provisions of the Loan Agreement. Any failure by Obligors to comply with any of the terms and conditions of this Amendment shall constitute an immediate Event of Default.
7.04.    Acknowledgment of Obligors. Each Obligor hereby represents and warrants that the execution and delivery of this Amendment and compliance by such Obligor with all of the provisions of this Amendment: (a) are within the powers and purposes of such Obligor; (b) have been duly authorized or approved by the board of directors (or other appropriate governing body) of such Obligor; and (c) when executed and delivered by or on behalf of such Obligor will constitute valid and binding obligations of such Obligor, enforceable in accordance with its terms. Each Obligor reaffirms its obligations to perform and pay all amounts due to Agent or Lenders under the Loan Documents (including, without limitation, its obligations under any promissory note evidencing any of the Loans) in accordance with the terms thereof, as amended and modified hereby.
7.05.    Loan Documents Unmodified. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Loan Document specifically referred to by such amendments. Except as otherwise specifically modified by this Amendment, all terms and provisions of the Loan Agreement and all other Loan Documents, as modified hereby, shall remain in full force and effect and are hereby ratified and confirmed in all respects. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein, except as otherwise specifically provided in this Amendment. Subject to the terms of this Amendment, any lien and/or security interest granted to Agent, for the benefit of Lenders, in the Collateral set forth in the Loan Documents shall remain unchanged and in full force and effect and the Loan Agreement and the other Loan Documents shall continue to secure the payment and performance of all of the Obligations.
7.06.    Parties, Successors and Assigns. This Amendment represents the agreement of Obligors, Agent and each Lender signatory hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations, or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. This Amendment shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 14.3 of the Loan Agreement.
7.07.    Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment may be executed and delivered by facsimile or electronic mail, and will have the same force and effect as manually signed originals.
7.08.    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only, are not a part of this Amendment, and shall not affect the interpretation hereof.
7.09.    Miscellaneous. This Amendment is subject to the general provisions set forth in the Loan Agreement, including, but not limited to, Sections 15.14, 15.15, and 15.16.
7.10.    Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.
7.11.    Release.
(a)    EACH OBLIGOR HEREBY IRREVOCABLY RELEASES AND FOREVER DISCHARGES AGENT, LENDERS AND THEIR AFFILIATES, AND EACH SUCH PERSON’S RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, MEMBERS, ATTORNEYS AND REPRESENTATIVES (EACH, A “RELEASED PERSON”) OF AND FROM ALL DAMAGES, LOSSES, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, ACTIONS OR CAUSES OF ACTION WHATSOEVER (EACH, A “CLAIM”) THAT SUCH OBLIGOR MAY NOW HAVE OR CLAIM TO HAVE AGAINST ANY RELEASED PERSON ON THE DATE OF THIS AMENDMENT, WHETHER KNOWN OR UNKNOWN, OF EVERY NATURE AND EXTENT WHATSOEVER, FOR OR BECAUSE OF ANY MATTER OR THING DONE, OMITTED OR SUFFERED TO BE DONE OR OMITTED BY ANY OF THE RELEASED PERSONS THAT BOTH (1) OCCURRED PRIOR TO OR ON THE DATE OF THIS AMENDMENT AND (2) IS ON ACCOUNT OF OR IN ANY WAY CONCERNING, ARISING OUT OF OR FOUNDED UPON THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT.
(b)    EACH OBLIGOR INTENDS THE ABOVE RELEASE TO COVER, ENCOMPASS, RELEASE, AND EXTINGUISH, INTER ALIA, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION THAT MIGHT OTHERWISE BE RESERVED BY THE CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
(c)    EACH OBLIGOR ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE NOW KNOWN OR BELIEVED TO BE TRUE WITH RESPECT TO SUCH CLAIMS, DEMANDS, OR CAUSES OF ACTION, AND AGREES THAT THIS AMENDMENT AND THE ABOVE RELEASE ARE AND WILL REMAIN EFFECTIVE IN ALL RESPECTS NOTWITHSTANDING ANY SUCH DIFFERENCES OR ADDITIONAL FACTS.

7.12.    Total Agreement. This Amendment, the Loan Agreement, and all other Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter hereof.
7.13.    Amendment to Term Loan Agreement. Each of the undersigned Lenders and Agent hereby acknowledge that as of the Eleventh Amendment Effective Date, Obligors, Term Agent and Term Loan Lenders are agreeing to the Fifth Amendment to Term Loan Agreement, in the form attached hereto as Annex I. Agent and Lenders hereby acknowledge and consent to the Fifth Amendment to Term Loan Agreement, including, without limitation, for purposes of the Intercreditor Agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first written above.
BORROWERS:

TURTLE BEACH CORPORATION, a Nevada corporation, formerly known as Parametric Sound Corporation

By: /s/ John T. Hanson
Name: John T. Hanson
Title: Chief Financial Officer

VOYETRA TURTLE BEACH, INC.,
a Delaware corporation

By: /s/ John T. Hanson
Name: John T. Hanson
Title: Chief Financial Officer

TURTLE BEACH EUROPE LIMITED,
a company limited by shares and incorporated in England and Wales with company number 03819186

By: /s/ John T. Hanson
Name: John T. Hanson
Title: Chief Financial Officer

BANK OF AMERICA, N.A.,
as Agent and Lender
By:     /s/ Matthew Van Steenhuyse
Name:    Matthew Van Steenhuyse
Title:    Senior Vice President

GUARANTOR CONSENT
The undersigned hereby consents to the foregoing Amendment and hereby (a) confirms and agrees that notwithstanding the effectiveness of the foregoing Amendment, each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of the foregoing Amendment, each reference in any Loan Document to the “Loan Agreement,” “thereunder,” “thereof” or words of like import shall mean and be a reference to the Loan Agreement, as amended by the foregoing Amendment, (b) confirms and agrees that the pledge and security interest in the Collateral granted by it pursuant to any Security Documents to which it is a party shall continue in full force and effect, (c) acknowledges and agrees that such pledge and security interest in the Collateral granted by it pursuant to such Security Documents shall continue to secure the Obligations purported to be secured thereby, as amended or otherwise affected hereby, and (d) agrees to be bound by the release set forth in Section 7.11 of the Amendment.
VTB HOLDINGS, INC.,
a Delaware corporation
By: /s/ John T. Hanson
Name: John T. Hanson
Title: Chief Financial Officer

SCHEDULE 1.1
SCHEDULE 1.1
to
Loan, Guaranty and Security Agreement

REVOLVER COMMITMENTS OF LENDERS

From January 16 through October 14 of each calendar year:

Lender	US Revolver Commitment	UK Revolver Commitment	Revolver Commitment
Bank of America, N.A.	$50,000,000	$0	$50,000,000
Bank of America, N.A. (London Branch)	$0	$10,000,000	$10,000,000

From October 15 of each calendar year through January 15 of the following calendar year:

Lender	US Revolver Commitment	UK Revolver Commitment	Revolver Commitment
Bank of America, N.A.	$48,000,000	$0	$48,000,000
Bank of America, N.A. (London Branch)	$0	$12,000,000	$12,000,000

ANNEX I
Fifth Amendment to Term Loan Agreement
Attached hereto

ANNEX II
Form of Third Lien Subordinated Notes (Eleventh Amendment)
and the related Third Lien Loan Documents
Attached hereto